Exhibit 23.0

Consent of Beard Miller Company LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated March 19, 2008, on the consolidated financial statements of Northeast Community Bancorp, Inc. as of December 31, 2007 and 2006, and for the years then ended, in the Registration Statement No. 333-132543 on Form S-8 filed with the Securities and Exchange Commission by Northeast Community Bancorp, Inc. with respect to Northeast Community Bank 401(k) Plan.

/s/ Beard Miller Company LLP

Pine Brook, New Jersey
March 31, 2008